                                                               EXHIBIT 99.11(b)

                    [Bingham, Dana & Gould LLP Letterhead]


                                                                        MICHIGAN







                                October 17, 1996


Vedder, Price, Kaufman & Kammholz
222 North La Salle Street
Chicago, IL  60601-1003

     Re: Nuveen Flagship Multistate Trust IV/Nuveen Flagship Michigan Municipal Bond Fund

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Flagship Multistate Trust IV, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 filed with the Securities and Exchange Commission on August 7, 1996 (the "Original Filing"), as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 1 filed with the Securities and Exchange Commission on or about October 17, 1996 ("Amendment No. 1") (as proposed to be amended, the "Registration Statement"), with respect to the shares of beneficial interest, par value $.01 per share (the "Shares") of its series Nuveen Flagship Michigan Municipal Bond Fund (the "Acquiring Fund") to be issued in exchange for substantially all of the assets of Michigan Tax-Free Value Fund, a series of Nuveen Multistate Tax-Free Trust, a Massachusetts business trust (an "Acquired Fund") and Flagship Michigan Triple Tax Exempt Fund, a series of Flagship Tax Exempt Funds Trust, a Massachusetts business trust (an "Acquired Fund"), as described in the Registration Statement. You have requested that we deliver this opinion to you, as special counsel to the Trust, for use by you in connection with your opinion to the Trust with respect to the Shares.

     In connection with the furnishing of this opinion, we have examined the following documents:

           (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

                                                                        MICHIGAN





Vedder, Price, Kaufman & Kammholz
October 17, 1996
Page 2




           (b) a copy, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the "Declaration");

           (c) a copy of the Trust's Amended and Restated Establishment and Designation of Series dated October 9, 1996 (the "Designation of Series");

           (d) a copy of the Trust's Establishment and Designation of Classes dated July 10, 1996 (the "Designation of Classes");

           (e) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation of Series, Designation of Classes, By-Laws, and certain resolutions adopted by the Trustees of the Trust;

           (f) a conformed copy of the Original Filing;

           (g) a printer's proof dated October 11, 1996 of Amendment No. 1; and

           (h) a copy of the Agreement and Plan of Reorganization and Liquidation entered into by the Trust, on behalf of the Acquiring Fund, providing for (a) the acquisition by the Acquiring Fund of substantially all of the assets of each of the Acquired Funds in exchange for the Shares and the Acquiring Fund's assumption of substantially all of the liabilities of each of the Acquired Funds and
      (b) the pro rata distribution of the Shares to the holders of the shares of the Acquired Funds in liquidation of the Acquired Funds, in the form included in the printer's proof referred to in paragraph (g) above (the "Agreement and Plan of Reorganization").

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that Amendment No. 1 to the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (g) above, and that the Agreement and Plan of

                                                                        MICHIGAN





Vedder, Price, Kaufman & Kammholz
October 17, 1996
Page 3



Reorganization has been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (h) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent that same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the Agreement and Plan of Reorganization, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

                                                                        MICHIGAN




Vedder, Price, Kaufman & Kammholz
October 17, 1996
Page 4


     We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                BINGHAM, DANA & GOULD LLP



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                    [Bingham, Dana & Gould LLP Letterhead]

                                                                            OHIO








                                October 17, 1996


Vedder, Price, Kaufman & Kammholz
222 North La Salle Street
Chicago, IL  60601-1003

     Re: Nuveen Flagship Multistate Trust IV/Nuveen Flagship Ohio Municipal
         Bond Fund

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Flagship Multistate Trust IV, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 filed with the Securities and Exchange Commission on August 7, 1996 (the "Original Filing"), as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 1 filed with the Securities and Exchange Commission on or about October 17, 1996 ("Amendment No. 1") (as proposed to be amended, the "Registration Statement"), with respect to the shares of beneficial interest, par value $.01 per share (the "Shares") of its series Nuveen Flagship Ohio Municipal Bond Fund (the "Acquiring Fund") to be issued in exchange for substantially all of the assets of Nuveen Ohio Tax-Free Value Fund, a series of Nuveen Tax-Free Bond Fund, Inc., a Minnesota corporation (an "Acquired Fund") and Flagship Ohio Double Tax Exempt Fund, a series of Flagship Tax Exempt Funds Trust, a Massachusetts business trust (an "Acquired Fund"), as described in the Registration Statement. You have requested that we deliver this opinion to you, as special counsel to the Trust, for use by you in connection with your opinion to the Trust with respect to the Shares.

     In connection with the furnishing of this opinion, we have examined the following documents:

           (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;


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                                                                            OHIO



Vedder, Price, Kaufman & Kammholz
October 17, 1996
Page 2



           (b) a copy, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the "Declaration");

           (c) a copy of the Trust's Amended and Restated Establishment and Designation of Series dated October 9, 1996 (the "Designation of Series");

           (d) a copy of the Trust's Establishment and Designation of Classes dated July 10, 1996 (the "Designation of Classes");

           (e) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation of Series, Designation of Classes, By-Laws, and certain resolutions adopted by the Trustees of the Trust;

           (f) a conformed copy of the Original Filing;

           (g) a printer's proof dated October 11, 1996 of Amendment No. 1; and

           (h) a copy of the Agreement and Plan of Reorganization and Liquidation entered into by the Trust, on behalf of the Acquiring Fund, providing for (a) the acquisition by the Acquiring Fund of substantially all of the assets of each of the Acquired Funds in exchange for the Shares and the Acquiring Fund's assumption of substantially all of the liabilities of each of the Acquired Funds and
      (b) the pro rata distribution of the Shares to the holders of the shares of the Acquired Funds in liquidation of the Acquired Funds, in the form included in the printer's proof referred to in paragraph (g) above (the "Agreement and Plan of Reorganization").

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that Amendment No. 1 to the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (g) above, and that the Agreement and Plan of

                                                                            OHIO



Vedder, Price, Kaufman & Kammholz
October 17, 1996
Page 3


Reorganization has been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (h) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent that same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the Agreement and Plan of Reorganization, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

                                                                            OHIO

Vedder, Price, Kaufman & Kammholz
October 17, 1996
Page 4


     We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                          Very truly yours,


                          BINGHAM, DANA & GOULD LLP